UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2022

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court

Markham, Ontario, Canada L3R 5H6

(Address of Principal Executive Offices)

 (289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Peter van der Velden as Director

On February 28, 2022, Peter van der Velden notified the Board of Directors (the “Board”) of Edesa Biotech, Inc. (the “Company”) of his decision to resign from the Board and its committees, effective as of February 28, 2022.  Mr. van der Velden had been on the Board since 2015 and the resignation is in line with normal course activities of his firm which remains an investor in the Company.  His departure is not the result of any disagreement with the Company regarding its operations, policies or procedures.

Beginning in the fourth calendar quarter of 2021, in his capacity as the chair of the Nominating and Corporate Governance (“NCG”) committee of the Board, Mr. van der Velden engaged on behalf of the Company a third-party search firm to assist the NCG committee in evaluating the composition of the Board, including diversity factors such as gender, race, ethnicity, culture, experience and education. The NCG committee will report to the Board its recommendations regarding the Board’s future size and composition.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: March 2, 2022	By:	/s/ Michael Brooks
	Name:	Michael Brooks
	Title:	President

3